3: Fulbright & Jaworski Document

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 20, 2005

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On July 20, 2005, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly period ended June 30, 2005, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release dated July 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

July 20, 2005 By: /s/Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated July 20, 2005 regarding financial results for the quarterly period ended June 30, 2005

Exhibit 99.1 NEWS RELEASE

CONTACT: Mac McConnell

Senior Vice President, Finance

713-996-4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES SECOND QUARTER RESULTS

NET INCOME INCREASES 107%

EARNINGS PER SHARE DOUBLES

Houston, TX, -- July 20, 2005- DXP Enterprises, Inc. (NASDAQ: DXPE) today announced a 107% increase in net income to $1,477,000 for the second quarter ending June 30, 2005, with diluted earnings per share of $.26 compared to net income of $714,000 and diluted earnings per share of $.13 for the second quarter of 2004. Sales increased 8.1% to $45.5 million from $42.1 million for the second quarter of 2004. Gross profit increased 21.7% from the second quarter of 2004.

Year-to-date earnings as of June 30, 2005 increased 67% to $2.3 million, or $0.41 per diluted share, compared to $1.4 million, or $0.25 per diluted share for the first six months of 2004. Sales increased 9.1% to $87.3 million from $80.0 million for the first six months of 2004. Gross profit for the first six months of 2005 increased 18% compared to the same period in 2004.

David R. Little, Chairman and Chief Executive Officer said, "In the second quarter we continued to see solid broad-based sales growth with higher margins. Increased MRO sales in 2005 replaced several large, lower margin sales recorded in 2004. We continue to be enthusiastic about the current level of business opportunities and our ability to increase sales and profitability. We are committed to improving service to our customers as they look for ways to reduce cost."

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on his core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

******

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Sales	$ 45,462	$ 42,055	$ 87,252	$ 79,965
Cost of sales	33,218	31,995	64,039	60,294
Gross profit	12,244	10,060	23,213	19,671
Selling, general and administrative expense	9,741	8,749	19,195	17,084
Operating income	2,503	1,311	4,018	2,587
Other income	17	12	27	29
Interest expense	(273)	(211)	(517)	(434)
Minority interest in loss of consolidated subsidiary	34	-	97	-
Income before taxes	2,281	1,112	3,625	2,182
Provision for income taxes	804	398	1,294	790
Net income	1,477	714	2,331	1,392
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$ 1,455	$ 692	2,286	$ 1,347

Basic income per share	$ 0.35	$ 0.17	$ 0.56	$ 0.33
Weighted average common shares outstanding	4,167	3,992	4,115	4,031
Diluted income per share	$ 0.26	$ 0.13	$ 0.41	$ 0.25
Weighted average common and common equivalent shares outstanding	5,741	5,454	5,684	5,475

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash	$ 2,055	$ 2,303
Trade accounts receivable	22,093	19,126
Inventories, net	18,604	16,995
Prepaid expenses and other current assets	831	327
Deferred income taxes	1,027	945
Total current assets	44,610	39,696
Property and equipment, net	7,488	8,261
Deferred income taxes	215	257
Other assets	53	69
Total assets	52,366	$ 48,283

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 221	$ 1,420
Trade accounts payable	15,114	12,905
Accrued wages and benefits	3,601	2,370
Federal income taxes payable	722	432
Other accrued liabilities	2,352	2,343
Customer advances	262	826
Total current liabilities	22,272	20,296
Long-term debt, less current portion	14,233	14,925
Minority interest in consolidated subsidiary	89	186
Shareholders' equity	15,772	12,876
Total liabilities and shareholders' equity	$ 52,366	$ 48,283

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	SIX MONTHS ENDED
	JUNE 30
	2005	2004
OPERATING ACTIVITIES:
Net income	$ 2,331	$ 1,392
Adjustments to reconcile net income to net cash provided
by (used in) activities
Depreciation and amortization	474	472
(Benefit) provision for deferred income taxes	(40)	8
(Gain) on disposal of property and equipment	-	(1)
Minority interest in loss of consolidated subsidiary	(97)	-
Changes in operating assets and liabilities:
Trade accounts receivable	(2,967)	(3,616)
Inventories	(1,950)	(108)
Prepaid expenses and other current assets	(489)	(523)
Accounts payable and accrued liabilities	3,497	1,537
Net cash provided by (used in) operating activities	759	(839)

INVESTING ACTIVITIES:
Purchase of property and equipment	(291)	(68)
Proceeds from sale of property and equipment	932	1
Net cash provided by (used in) investing activities	641	(67)

FINANCING ACTIVITIES:
(Payments on) proceeds from debt	(1,891)	1,278
Dividends paid in cash	(45)	(45)
Proceeds from exercise of stock options	288	25
Net cash (used in) provided by financing activities	(1,648)	1,258
(DECREASE) INCREASE IN CASH	(248)	352
CASH AT BEGINNING OF PERIOD	2,303	636
CASH AT END OF PERIOD	$ 2,055	$ 988